UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2014

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On March 11, 2014, Regal Entertainment Group (the “Company”) issued $775 million aggregate principal amount of its 5 3/4% senior notes due 2022 (the “Notes”) under an Indenture (the “Base Indenture”), dated as of January 17, 2013, as supplemented by the Third Supplemental Indenture (the “Third Supplemental Indenture,” and collectively with the Base Indenture, the “Indenture”), dated as of March 11, 2014, with Wilmington Trust, National Association, as trustee. The offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-182383) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the final prospectus supplement dated February 25, 2014 and filed with the Securities and Exchange Commission on February 26, 2014.

The Notes bear interest at a rate of 5.75% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2014.  The Notes will mature on March 15, 2022.  The Notes will be the Company’s senior unsecured obligations and will rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness and prior to all of the Company’s future subordinated indebtedness.  The Notes will be effectively subordinated to all of the Company’s future secured indebtedness to the extent of the value of the collateral securing that indebtedness and structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries.  None of the Company’s subsidiaries will guarantee any of the Company’s obligations with respect to the Notes.

Prior to March 15, 2017, the Company may redeem all or any part of the Notes at its option at 100% of the principal amount, plus accrued and unpaid interest to the redemption date and a make-whole premium.  The Company may redeem the Notes in whole or in part at any time on or after March 15, 2017 at the redemption prices specified in the Indenture.  In addition, prior to March 15, 2017, the Company may redeem up to 35% of the original aggregate principal amount of the Notes from the net proceeds of certain equity offerings at the redemption price specified in the Indenture.

If the Company undergoes a change of control (as defined in the Indenture), holders may require the Company to repurchase all or a portion of their Notes at a price equal to 101% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional indebtedness; (ii) make distributions or certain other restricted payments; (iii) enter into certain transactions with affiliates; (iv) grant liens securing indebtedness; (v) create dividend or other payment restrictions affecting its subsidiaries; and (vi) merge or consolidate with or into other companies or transfer all or substantially all of its assets. These covenants are, however, subject to a number of important limitations and exceptions. The Indenture contains other customary terms, including, but not limited to, events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

A copy of the Third Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the terms of the Third Supplemental Indenture is qualified in its entirety by reference to Exhibit 4.1.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01      Other Events.

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes.  Such opinion is incorporated by reference into the Registration Statement.

On March 11, 2014, the Company announced the early results of its previously announced tender offers to purchase for cash any and all of the 9 1/8% senior notes due 2018 of the Company and any and all of the 8 5/8% senior notes due 2019 of Regal Cinemas Corporation, a wholly-owned subsidiary of the Company.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On March 11, 2014, the Company announced the completion of its issuance, offering and sale of the Notes.  A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated March 11, 2014, by and between the Company and Wilmington Trust, National Association, as Trustee.

5.1	Legal Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release of the Company, dated March 11, 2014, announcing the early results of the tender offers.

99.2	Press Release of the Company, dated March 11, 2014, announcing the closing of the offering of the senior notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: March 11, 2014	By:	/s/ Peter B. Brandow
	Name:	Peter B. Brandow
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated March 11, 2014, by and between the Company and Wilmington Trust, National Association, as Trustee.

5.1	Legal Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press Release of the Company, dated March 11, 2014, announcing the early results of the tender offers.

99.2	Press Release of the Company, dated March 11, 2014, announcing the closing of the offering of the senior notes due 2022.